                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                             ATLANTIS PLASTICS, INC.

                                   ARTICLE I

      The name of the Corporation is Atlantis Plastics, Inc. (the
"Corporation").

                                   ARTICLE II

      The purpose for which the Corporation is organized is to engage in the transaction of any lawful business for which corporations may be incorporated under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                  ARTICLE III

      The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is twenty-seven million five hundred thousand (27,500,000), consisting of (i) twenty-seven million (27,000,000) shares of common stock, par value $0.0001 per share (the "Common Stock"), of which twenty million (20,000,000) shares shall be the Corporation's Class A Common Stock (the "Class A Common Stock"), and seven million (7,000,000) shares shall be the Corporation's Class B Common Stock (the "Class B Common Stock"), and (ii) five hundred thousand (500,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

      The designations and the preferences, powers, limitations and relative rights of the Preferred Stock and the Common Stock of the Corporation are as follows:

      A. Provisions Relating to the Preferred Stock.

            1. General. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors (the "Board").

            2. Preferences. Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  (a) whether or not the series is to have voting rights, full or limited, or is to be without voting rights;

                  (b) the number of shares to constitute the series and the designations thereof;

                  (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;

                  (d) whether or not the shares of any series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

                  (e) whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  (f) the rights in respect of dividends, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate.

                  (g) the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (h) whether or not the shares of any series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (i) such other special rights and protective provisions with respect to any series as the Board may deem advisable.

      The shares of each series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board may decrease the number of shares of the Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

      B. Provisions Relating to the Common Stock.

            1. Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any series of Preferred Stock (provided, however, that any issuance of Preferred Stock shall not impair the rights provided under subsection (b)(4) of this Section B.1 unless agreed to by the holders Class B Common Stock then outstanding as provided herein), as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

                  (a) Class A Common Stock.

                        (1) Election of Directors. The holders of the issued and outstanding shares of Class A Common Stock shall be entitled to notice of and to vote at any meeting of stockholders of the Corporation. Subject to the provisions of subsection (b) of this Section B.1., at any meeting held for the purpose of electing directors, the holders of the Class A Common Stock, voting as a separate class, shall be entitled to elect a number of directors such that 25% of the total number of directors of the Corporation (rounded up to the next whole number) have been elected by the Class A Common Stock, voting as a separate class.

                        (2) Term; Quorum. Each director elected by the holders of the Class A Common Stock shall serve for a term of one (1) year and until such director's successor is elected and qualified or such director's earlier resignation or removal. At all meetings of stockholders held for the purpose of electing directors whom the holders of the Class A Common Stock shall have the exclusive right to elect, the presence, in person or by proxy, of the shares representing a majority of the shares of Class A Common Stock entitled to vote thereat shall be required to constitute a quorum of such class for the election of directors to be elected by the holders of the Class A Common Stock; provided, however, that in the absence of a quorum, the holders of a majority of Class A Common Stock who are present in person or by proxy shall have the power to adjourn the meeting for election of those directors to be elected by the holders thereof, from time to time, without notice (to the extent permitted by law), other than announcement at the meeting, until the requisite number of holders of the Class A Common Stock shall be present in person or by proxy.

                        (3) Removal of Directors. Directors elected by the holders of the Class A Common Stock may be removed without Cause (as hereafter defined) only by a vote of two-thirds of the holders of the Class A Common Stock then outstanding and entitled to vote, voting as a separate class. In the event of any vacancy among the directors elected by the holders of the Class A Common Stock, such vacancy may be filled by a vote of such holders, voting as a separate class, or, if prior to a stockholder vote, by the remaining directors elected by the holders of the Class A Common Stock (a "Substitute Class A Director"). The term of the Substitute Class A Director, if elected by the remaining directors, will expire at the time that the term of the director who created the vacancy would have expired. To the extent permitted by law, "Cause" shall exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, (ii) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Company in a matter of substantial importance to the Corporation and such adjudication is no longer subject to a direct appeal, (iii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetence directly affects his ability as a director of the Company, or (iv) the director's actions or failure to act are deemed by the Board to be in derogation of the director's duties; and further provided that an action for removal under clauses (i) and (ii) of this subparagraph must be brought within one year of such conviction or adjudication.

                        (4) Grant of Additional Voting Rights. The Board shall have the right from time to time and at any time to grant additional voting rights to elect directors to one or more series of Preferred Stock; provided, however, that in no event shall such action prevent the holders of the Class A Common Stock, voting separately as a class, from electing 25% of the directors of the Corporation (rounded up to the next whole number).

                        (5) Other Matters. On all matters other than the election of directors, and except as may be otherwise provided by the General Corporation Law or this Certificate of Incorporation, each holder of the Class A Common Stock shall be entitled to cast one (1) vote for each share held on all matters submitted to stockholders of the Corporation and shall vote together as a single class with the holders of the Class B Common Stock.

                  (b) Class B Common Stock.

                        (1) Election of Directors. The holders of the issued and outstanding shares of Class B Common Stock shall be entitled to notice of and to vote at any meeting of stockholders of the Corporation. Subject to the provisions of subsection (b)(4) of this Section B, at any meeting held for the purpose of electing directors, the holders of the Class B Common Stock, voting as a separate class, shall be entitled to elect a number of directors such that 75% of the total number of directors of the Corporation, rounded down to the next whole number, have been elected by holders of the Class B Common Stock; provided, however, that in no event shall the holders of the Class B Common Stock be entitled to elect a number of directors that would prevent the holders of the Class A Common Stock, voting as a class, from electing 25% of the directors of the Corporation (rounded up to the next whole number).

                        (2) Term; Quorum. Each director elected by the holders of the Class B Common Stock shall serve for a term of one (1) year and until such director's successor is elected and qualified or until such director's earlier resignation or removal. At all meetings of stockholders held for the purpose of electing directors whom the holders of the Class B Common Stock shall have the exclusive right to elect, the presence, in person or by proxy, of the shares representing a majority of the shares of the Class B Common Stock entitled to vote thereat shall be required to constitute a quorum of such class for the election of directors to be elected by the holders of the Class B Common Stock; provided, however, that in the absence of a quorum, the holders of a majority of the Class B Common Stock who are present in person or by proxy shall have the power to adjourn the meeting for election of those directors to be elected by the holders thereof, from time to time, without notice, other than announcement at the meeting, until the requisite number of holders of the Class B Common Stock shall be present in person or by proxy.

                        (3) Removal of Directors. Directors elected by the holders of the Class B Common Stock may be removed without Cause (as defined in Section B.1(a)(3)) only by a vote of two thirds of the holders of the Class B Common Stock then outstanding and entitled to vote, voting as a separate class. In the event of any vacancy among the directors elected by the holders of the Class B Common Stock, such vacancy may be filled by a vote of such holders, voting as a separate class, or, if prior to a stockholder vote, by the remaining directors elected by the holders of the Class B Common Stock (a "Substitute B Director"). The term of the Substitute Class B Director, if elected by the remaining directors, will expire at the time that the term of the director who created the vacancy would have expired.

                        (4) Grant of Additional Rights. The Board shall have the right from time to time and at any time to grant additional voting rights to elect directors to one or more series of Preferred Stock, so long as such action does not reduce the percentage of the total number of directors of the Corporation to be elected by the holders of Class B Common Stock to a percentage less than 51% (rounded up to the nearest whole number); provided, however, that in no event shall such change in the percentage of directors to be elected by the holders of Class B Common Stock prevent the holders of the Class A Common Stock, voting separately as a class, from electing 25% of the directors of the Corporation (rounded up to the next whole number).

                        (5) Other Matters. On all matters other than the election of directors, except as may be otherwise provided by the General Corporation Law or this Certificate of Incorporation, each holder of the Class B Common Stock shall be entitled to cast ten (10) votes for each share held (as though and with the same effect under all circumstances as if such holder held of record ten (10) shares of Class A Common Stock) on all matters submitted to stockholders of the Corporation and shall vote together as a single class with the holders of the Class A Common Stock.

                        (6) Adjustment to Election of Directors. Notwithstanding anything in this Section B.1 to the contrary, in the event that the number of shares of Class B Common Stock outstanding represents less than 12.5% of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock on any record date for a vote of stockholders, then subject to the rights of holders of Preferred Stock, (i) the holders of the Class A Common Stock, voting as a separate class, shall be entitled to elect 25% of the total number of directors of the Corporation, rounded up to the next whole number, and
(ii) the holders of both the Class A Common Stock and the Class B Common Stock, voting together as a single class, shall be entitled to elect 75% of the total number of directors, rounded down to the next whole number; provided, however, that in any vote pursuant to clause (ii) of this subsection (b)(6), each holder of Class B Common Stock shall be entitled to cast ten (10) votes for each share held (as though and with the same effect under all circumstances as if such holder held of record ten (10) shares of Class A Common Stock).

            2. Dividends. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefore, dividends payable in cash, stock or otherwise, subject to the following restrictions:

                  (a) Dividends Payable in Cash. No cash dividends shall be declared and paid, per share, on either the Class A Common Stock or the Class B Common Stock unless at the same time the same cash dividend is declared and paid, per share, on both the Class A Common Stock and the Class B Common Stock.

                  (b) Dividends Payable in Stock or Property. No dividend of stock or property shall be declared and paid, per share, on either the Class A Common Stock or the Class B Common Stock unless a dividend of an equal amount and equal value of stock or property has been declared and paid, per share, on both the Class A Common Stock and the Class B Common Stock; provided, however, that (i) shares of Class A Common Stock may be paid to the holders of both Class A Common Stock and Class B Common Stock; (ii) shares of Class B Common

Stock may be paid to the holders of both Class A Common Stock and Class B
Common Stock; (iii) shares of Class A Common Stock may be paid to the holders of the Class A Common Stock, and shares of Class B Common Stock may be paid to holders of Class B Common Stock, and (iv) in the event of any stock dividend under (i), (ii) or (iii) above, the amount of shares paid per share of Class A Common Stock and Class B Common Stock shall be the same. Except as provided in Section B.4 of this Article III, the shares of neither the Class A Common Stock nor the Class B Common Stock may be subdivided by a stock split, reclassification or otherwise or be combined by reclassification, reorganization, reverse stock split or otherwise, without the shares of both the Class A Common Stock and the Class B Common Stock being similarly subdivided by a stock split or otherwise or combined by reclassification, reorganization, reverse stock split or otherwise.

            3. Liquidating Distributions. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the holders of the Class A Common Stock and the Class B Common Stock shall be entitled (together as a single class) to share ratably (i.e., an equal amount of assets for each share of either Class A Common Stock or Class B Common Stock) in the remaining assets of the Corporation.

            4. Conversion of Class B Common Stock. Each outstanding share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one (1) fully paid and nonassessable share of Class A Common Stock on and subject to the following conditions:

                  (a) Execution of Conversion. The Corporation shall effect any such conversion as soon as practicable after receipt from any such holder of shares of Class B Common Stock of (i) written notice to the Corporation of the request for conversion of shares of Class B Common Stock into shares of Class A Common Stock, which notice shall be addressed to the principal office of the Corporation, shall state the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock, the certificate number or numbers of the certificates representing the shares of Class B Common Stock to be so converted, and the name or names in which such holder desires the certificate or certificates representing such Class A Common Stock to be issued; and (ii) a certificate or certificates representing the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock, duly endorsed for transfer with signature(s) guaranteed by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States.

                  (b) Conversion of Portion of Class B Common Stock Held. In the event that the certificate or certificates representing shares of Class B Common Stock delivered to the Corporation for conversion into shares of Class A Common Stock represent a number of shares greater than the number of shares of Class B Common Stock to be converted, the Corporation at the time of issuance of a certificate or certificates representing shares of Class A Common Stock pursuant to the conversion request, shall issue and deliver to the holder requesting conversion a certificate issued in the name of such holder for shares of Class B Common Stock not being converted into shares of Class A Common Stock.

                  (c) Effective Date of Conversion. Any such conversion shall be deemed to have been made, and the person so converting shall be deemed to have become a record holder of shares of Class A Common Stock for all purposes whatsoever, at the close of business on the date of receipt by the Corporation of the documents required by subsection (a) of this Section B.4; provided, however, that the Corporation shall not be required to make any such conversion, and no surrender of shares of Class B Common Stock shall be effective for such purpose, while books for the transfer of either class of shares are closed for any purpose, but the surrender of such shares of Class B Common Stock for conversion during any period while such books are closed shall become effective for all purposes of conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Class B Common Stock were surrendered.

                  (d) Reservation of Shares of Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized Class A Common Stock the full number of shares into which all shares of Class B Common Stock outstanding are convertible from time to time. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purpose.

            5. Exclusion of Other Rights. Except as may otherwise be required by law or the express provisions of this Article III, shares of Class A Common Stock and Class B Common Stock shall have the same relative rights and be identical in all respects, and neither class of Common Stock shall have any powers, preferences or relative, participating, optional or other special rights, except as specifically set forth in this Article III.

            6. Severability of Provisions. If any power, preference, right or limitation of either the Class A Common Stock or the Class B Common Stock set forth in this Article III is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences, rights and limitations set forth in this Article III that can be given effect without the invalid, unlawful or unenforceable power, preference, right, or limitation herein set forth shall, nevertheless, remain in full force and effect, and no power, preference, right, or limitation herein set forth shall be deemed dependent upon any other such power, preference, right or limitation unless so expressed herein.

      C. General Provisions.

            1. Denial of Cumulative Voting. Except as may be provided by the resolutions of the Board authorizing the issuance of any series of Preferred Stock, as hereinabove provided, cumulative voting by any stockholder is hereby expressly denied.

            2. Denial of Preemptive Rights. Except for the rights of holders of Preferred Stock, no stockholder of this Corporation shall have, by reason of its holding shares of any series of stock of this Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this Corporation now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into, or carrying options or warrants to purchase, shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder.

                                   ARTICLE IV

      The Corporation's mailing address and the address of the Corporation's principal office is 1870 The Exchange, Suite 200, Atlanta, Georgia 30339. The name of the Corporation's registered agent in the State of Delaware is Corporation Service Company and the address of such registered agent is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

                                   ARTICLE V

      The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the Corporation, or until such persons' successors are duly elected and qualified, are:

NAME                                             ADDRESS

Cesar L. Alvarez                                 1870 The Exchange, Suite 200
                                                 Atlanta, Georgia 30339

Anthony F. Bova                                  1870 The Exchange, Suite 200
                                                 Atlanta, Georgia 30339

Phillip T. George, M.D.                          1870 The Exchange, Suite 200
                                                 Atlanta, Georgia 30339

Larry D. Horner                                  1870 The Exchange, Suite 200
                                                 Atlanta, Georgia 30339

Charles D. Murphy, III                           1870 The Exchange, Suite 200
                                                 Atlanta, Georgia 30339

Earl W. Powell                                   1870 The Exchange, Suite 200
                                                 Atlanta, Georgia 30339

Jay Schuster                                     1870 The Exchange, Suite 200
                                                 Atlanta, Georgia 30339

Chester B. Vanatta                               1870 The Exchange, Suite 200
                                                 Atlanta, Georgia 30339

Peter Vandenberg, Jr.                            1870 The Exchange, Suite 200
                                                 Atlanta, Georgia 30339

                                   ARTICLE VI

      A. Limitation of Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

      B. Indemnification and Advancement of Expenses. The Corporation shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended; provided, however, that the Corporation shall be required to indemnify, or advance expenses to, an officer or director in connection with a proceeding, or part thereof, commenced by such officer or director only if the commencement of such proceeding, or part thereof, by such officer or director was authorized by the Board.

                                  ARTICLE VII

      Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of stockholders of the Corporation unless (in addition to any other requirements of law) (i) the holders of stock entitled to cast not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; or (ii) the meeting is called by any other persons designated in the Corporation's bylaws. Only business within the purpose or purposes described in the special meeting notice may be conducted at a special stockholders' meeting.

                                  ARTICLE VIII

      A. General. In addition to any affirmative vote required by law and this Certificate of Incorporation, and except as otherwise expressly provided in Section (B) of Article III, the affirmative vote of the holders of not less than two-thirds of the outstanding votes of Class A Common Stock and Class B Common Stock, each voting separately as a single class, of the Corporation shall be required for the approval or authorization of (i) any amendment to the Certificate of Incorporation that would alter, amend or repeal any or all of the provisions of Article VII or VIII of this Certificate of Incorporation, and (ii) to the extent permitted by law, any Business Combination (as that term is defined below) of the Corporation. In addition to any affirmative vote required by law and this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the outstanding votes of Class A Common Stock, voting separately as a class, of the Corporation is required for the approval or authorization of any amendment to Section B(1)(a)(3) of Article III of this Certificate of Incorporation. In addition to any affirmative vote required by law and this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the outstanding votes of Class B Common Stock, voting separately as a class, of the Corporation is required for the approval or authorization of any amendment to Section B(1)(b)(1), (3) or (6) of Article III of this Certificate of Incorporation.

      B. When Higher Vote Not Required. The provisions of Section A of this
Article VIII shall not apply to any transaction which shall have been approved by a majority of the Continuing Directors (as that term is defined below).

      C. Definitions. For the purposes of this Article VIII, the following definitions shall apply:

            1. The term "Business Combination" shall mean:

                  (a) any merger or share exchange of the Corporation into or with another person irrespective of which person is the surviving entity in such merger or consolidation;

                  (b) the sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part (as defined below), of the assets of the Corporation;

                  (c) the adoption of any plan or proposal liquidation or
            dissolution of the Corporation;

                  (d) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or

                  (e) any agreement, contract or other arrangement providing for any of the foregoing transactions.

            2. A "Continuing Director" is a member of the Board who was (a) a member of the Board on February 9, 2005, or (b) designated, before his or her initial election as a director, as a Continuing Director by a majority of the Continuing Directors.

            3. The term "person" shall mean any individual, corporation, group or other entity.

            4. The term "Substantial Part" shall mean more than 10 percent of the total consolidated assets of the Corporation in question as of the end of the most recent fiscal year ending prior to the time the determination is being made.

                                   ARTICLE IX

      The name of the incorporator is David Gershman, and the address of the incorporator is 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that this Certificate of Incorporation is such incorporator's act and deed on this 8th day of February, 2005.

                                           _____________________________________
                                           David Gershman
                                           Incorporator